EXHIBIT 99.1(a)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Certification Pursuant to

18 U.S.C. Section 1350

(as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of IDT Corporation (the “Company”), on Form 10-Q/A (Amendment No. 2) for the quarter ending April 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, James A. Courter, Chief Executive Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  June 19, 2003

/s/ JAMES A. COURTER
James A. Courter